UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑36485	26‑1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd.

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745‑1700

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2020, the Board of Directors (the “Board”) of Ardelyx, Inc. (the “Company”) appointed Justin Renz as the Company’s Chief Accounting and Principal Financial Officer, replacing Keith Santorelli, the Company’s acting principal financial and accounting officer. Mr. Renz, age 48, is a Certified Public Accountant with over 20 years of financial and accounting experience in the biopharmaceutical industry. Prior to joining the Company, from May 2017 to May 2020,  Mr. Renz was the Chief Financial Officer of Correvio Pharma, a global specialty pharmaceutical company dedicated to the commercialization of cardiovascular and infectious disease products, for which he also served as President from January 2019 to May 2020.  Prior to that, Mr. Renz served as Executive Vice President, Chief Financial Officer and Treasurer of Karyopharm Pharmaeuticals from August 2014 to April 2017.  From September 2006 to July 2014, Mr. Renz had positions of increasing responsibility at Zalicus, Inc. (formerly CombinatoRx, Inc.), most recently as Executive Vice President and Chief Financial Officer.  In addition, Mr. Renz spent three years in public accounting practice with Arthur Andersen LLP. Mr. Renz holds a Bachelor of Arts in Economics and Accounting from the College of the Holy Cross, a Master of Science in Taxation from Northeastern University and a Master of Business Administration from Suffolk University.

On June 2, 2020, in connection with his acceptance of an offer to join the Company as its Chief Financial Officer, Mr. Renz entered into an offer letter agreement (the “Offer Letter”).  The Offer Letter provides Mr. Renz with an annual base salary of $430,000 and an annual target bonus of 40% of such base salary upon the achievement of specific goals and objectives to be established by the Board, which bonus for fiscal year 2020 will be pro-rated based on service during 2020.  The Offer Letter also provides Mr. Renz with a $10,000 signing bonus to be paid within the first week of his employment with the Company.  The foregoing is only a summary of the terms of the Offer Letter, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Offer Letter, which the Company expects to file as an exhibit to its Quarterly Report on Form 10‑Q for the period ending June 30, 2020.

On June 8, 2020, in connection with his commencement of employment with the Company, Mr. Renz received an option to purchase 195,017 shares of the Company’s common stock (the “Option Award”) and 10,000 restricted stock units (the “RSUs”) .  The Option Award has a per share exercise price of $7.35, which was the last reported sale price of the Company’s common stock on the June 8, 2020 grant date.  The Option Award will vest and become exercisable on the first anniversary of Mr. Renz’s employment start date as to 25% of the shares underlying the Option Award, with the remaining shares vesting and becoming exercisable ratably on a monthly basis over a period of 36 months thereafter, such that the Option Award would be fully vested and exercisable on the fourth anniversary of Mr. Renz’s employment start date, subject to Mr. Renz’s continued service to the Company through each such vesting date.  The RSUs will vest upon the achievement of specified performance conditions, subject to Mr. Renz’s continued service to the Company on such vesting date.   The Option Award and RSUs were granted to Mr. Renz under the Company’s 2016 Employment Commencement Incentive Plan (the “Inducement Plan”), and were granted as an inducement material to Mr. Renz becoming an employee of the Company in accordance with Nasdaq Listing Rule 5635(c)(4).  The Inducement Plan is used exclusively for the grant of equity awards to individuals who were not previously employees of the Company (or following  a bona fide period of non-employment), as an inducement material to such individual’s entering into employment with Ardelyx pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Company has entered into its standard forms of indemnification agreement and change in control severance agreement with Mr. Renz. Mr. Renz has not been involved in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 9, 2020, Ardelyx, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) online due to the public health impact of the coronavirus outbreak (COVID‑19) and to support the health and well-being of its employees, stockholders and partners.  Only stockholders of record at the close of business on April 15, 2020, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 89,056,759 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 82,233,358 shares of the Company’s common stock were voted in person or by proxy for the four proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 27, 2020.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the Class III director nominees below to the Company’s Board of Directors (the “Board”) to hold office until the 2023 Annual Meeting of Stockholders or until their successors are elected.

Class III Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert Bazemore	53,481,436	14,139,308	14,612,614
Gordon Ringold, Ph.D	56,387,009	11,233,735	14,612,614
Richard Rodgers	58,493,730	9,127,014	14,612,614

Proposal No. 2 - Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection, by the Audit Committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
82,072,129	139,615	21,834	0

Proposal No. 3 – To approve, on an non-binding, advisory basis, the Say-On-Pay proposal.

The Company’s stockholders approved, on a non-binding, advisory basis, the Say-On-Pay proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,880,304	655,273	85,167	14,612,614

Proposal No. 4 – To approve, on a non-binding, advisory basis, whether a Say-on-Pay vote should occur every one (1) year, every two (2) years or every three (3) years.

The Company’s stockholders approved, on a non-binding, advisory basis, the frequency of a Say-on-Pay vote occurring every one (1) year.

1 year	2 years	3 years	Abstentions	Broker Non-Votes
65,561,025	61,138	1,923,010	75,571	14,612,614

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2020	ARDELYX, INC.

	By:	/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer